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                                                                   EXHIBIT 10.08


                              AMENDED AND RESTATED
                               MANAGEMENT CONTRACT

         THIS AMENDED AND RESTATED MANAGEMENT CONTRACT (this "Contract"), dated as of January 30, 2002, is entered into by and between Capstead Mortgage Corporation, a Maryland corporation (the "Company"), and Fortress Registered Investment Trust, a Delaware business trust (the "Trust").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Management Contract effective April 20, 2000 (the "Original Contract"), the Company retained the Trust to provide or cause to be provided (i) an individual to perform services similar to that of chairman of the Company's Board of Directors and chief executive officer of the Company (the "Chairman and CEO") and (ii) such other individuals as necessary to perform support services for the Chairman and CEO (the "Contract Employees", and together with the Chairman and CEO, the "Contract Personnel"), to the extent the Company does not have employees available to perform such services; and

         WHEREAS, the Company and the Trust now desire to amend and restate the Original Contract in its entirety to provide for the modification of certain matters regarding the administration and determination of the compensation of the Trust for services provided to the Company in accordance with the terms hereof.

         NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

         1. General Services and Duties. (a) Subject to the supervision of the Company's Board of Directors, the Chairman and CEO shall perform the services and duties of the office of chairman and chief executive officer set forth in the Charter and Bylaws of the Company, including, without limitation, the general and active management of the business of the Company; implementation of the general directives, plans and policies formulated by the Board of Directors of the Company; and such duties, responsibilities and authorities as may be assigned to the office of chairman and chief executive officer by the Board of Directors of the Company.

         (b) Subject to the supervision of the Chairman and CEO and the other appropriate officers and employees of the Company and to the extent the Company does not have the necessary employees available, the Contract Employees shall perform those services necessary to support the services and duties of the Chairman and CEO.

         2. Relationship of Contract Personnel and the Company. Notwithstanding anything herein to the contrary, nothing in this Contract shall cause or be deemed to cause an employer/employee relationship between any of the Contract Personnel and the Company.

         3. Appointment of Contract Personnel. Throughout the term of this Contract, the Trust shall provide or cause to be provided to the Company (i) an individual to perform the services and duties of the Chairman and CEO, provided that such individual is approved by a majority




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of the members of the Board of Directors of the Company who are not Affiliates
(defined below) of the Trust or any of its Affiliates (the "Independent Directors"), and (ii) such other Contract Employees as necessary to perform support services for the Chairman and CEO, to the extent that the Company does not have employees available to perform such services and the Trust does have such employees. The Company and the Trust hereby agree that initially the individual to be provided to the Company to perform the services and duties of Chairman and CEO shall be Mr. Wesley Edens ("Mr. Edens"), a member of an Affiliate of the Trust.

         "Affiliate" of another person shall mean any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person; any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person; any person directly or indirectly controlling, controlled by or under common control with, such other person; and any officer, director, partner or employee of such other person. The term "person" includes a natural person, corporation, partnership, trust, company or other entity.

         4. Confidentiality; Records. The Trust agrees to keep confidential and shall cause all the Contract Personnel to keep confidential any and all information obtained from time to time in connection with the services rendered hereunder and shall not disclose any portion thereof to third parties who are not officers, directors or partners of the Trust or any Affiliate of the Trust except with the prior written consent of a majority of the Independent Directors. Upon any termination of this Contract, the Trust shall deliver and shall cause all Contract Personnel to deliver to the Company all information, property, records and documents of the Company, confidential or otherwise, then in the custody or control of the Trust or any of the Contract Personnel.

         5. Compensation. (a) For the period from April 20, 2000 through December 31, 2000, the Trust shall be entitled to receive, for services provided by Contract Personnel under this Contract, (i) a fee of $260,416.67 (a prorated amount based on an annual fee at $375,000) and (ii) a cash incentive bonus of $130,208.33 based on the Company's performance with respect to the 2000 calendar year.

         (b) For the period January 1, 2001 through December 31, 2001, the Trust shall be entitled to receive, for services rendered by Contract Personnel under this Contract, (i) an annual fee of $375,000 and (ii) an annual cash incentive bonus based on a predetermined formula established by the Independent Directors. For the period January 1, 2002 through December 31, 2002, and during each subsequent calendar year of this Contract, the Trust shall be entitled to receive, for services rendered by Contract Personnel under this Contract, (i) an annual fee of $375,000 and (ii) an annual cash incentive bonus based on a predetermined formula established by a majority of the Independent Directors at the beginning of each year (the "Incentive Pool"), less amounts allocated by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") out of the Incentive Pool to officers and employees of the Company. The Compensation Committee may also provide, in its sole discretion, long-



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term, non-cash incentive compensation, which may be in the form of stock options and/or stock grants.

         (c) Any increase in the bonus compensation payable under Section 5(b) must be approved by the affirmative vote of a majority of the Independent Directors.

         (d) The Trust and the Company hereby agree that any and all compensation payable to the Trust hereunder shall be payable only as provided in clause (e) of this Section 5 and under no circumstance shall any of the Contract Personnel be entitled to any fee, bonus or other compensation (including director fees) for services rendered under this Contract. The parties acknowledge that each of the Contract Personnel will be compensated by the Trust or an Affiliate of the Trust for the services provided hereunder.

         (e) Notwithstanding anything herein to the contrary, the Trust and the Company hereby agree, and the Trust hereby directs, that all compensation due and owing to the Trust hereunder shall be paid on behalf of the Trust to Fortress Capital Finance LLC, a Delaware limited liability company and an Affiliate of the Trust.

         (f) Notwithstanding anything herein to the contrary, from and after the effective date of any termination of this Contract pursuant to the terms hereof, the Trust shall not be entitled to any compensation for further services rendered hereunder but shall be entitled to receive all compensation accruing to the effective date of such termination.

         6. Expenses. The Trust shall be responsible for all expenses related to the execution, delivery and performance of this Contract by the Trust, and the Company shall be responsible for all expenses related to the execution, delivery and performance of this Contract by the Company.

         7. Term; Termination. (a) This Contract shall continue in force until December 31, 2000, and thereafter it shall automatically renew on an annual basis unless the Company, by the affirmative vote of a majority of the Independent Directors, or the Trust terminate this Contract in accordance with clause (b) of this Section 7.

         (b) Notwithstanding any other provision herein to the contrary, this Contract, or any extension hereof, may be terminated (i) immediately for cause, by either the Company (by an affirmative vote of a majority of the Independent Directors) or the Trust or, (ii) without cause by either the Company (by an affirmative vote of a majority of the Independent Directors) or the Trust, upon 30 days' written notice. Cause as provided in (i) above shall include the termination by the Company if a majority of the Independent Directors do not approve the individual provided to act as Chairman and CEO pursuant to Section 3 hereof.

         8. Assignment. This Contract shall not be assignable by either party hereto.



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

         9. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

         To the Company:
         --------------

         Capstead Mortgage Corporation
         8401 N. Central Expressway
         One Lincoln Park, Suite 800
         Dallas, Texas 75225-4410
         Attn:  Andrew F. Jacobs, Executive Vice President - Finance

         To the Trust:
         ------------

         Fortress Registered Investment Trust
         1301 Avenue of the Americas, 42nd Floor
         New York, New York 10019
         Attn: Randal A. Nardone, Chief Operating Officer

         Any party may at any time give notice in writing to the other parties of a change of its address for the purpose of this Section 9.

         10. Amendments. This Contract shall not be amended, changed, modified, terminated or discharged in whole or in part, and the performance of any obligation hereunder may not be waived, except upon prior written consent of a majority of the Independent Directors.

         11. Governing Law. The provisions of this Contract shall be governed by, construed under and interpreted in accordance with the laws of the State of Texas as at the time in effect.

         12. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Contract.

         13. Counterparts. This Contract may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         14. Entire Agreement; Superseding Effect. This Contract constitutes the entire agreement of the parties hereto relating to this Contract and the services contemplated hereby and supersedes all provisions and concepts contained in all prior contracts or agreements between the parties hereto with respect to this Contract and the transactions contemplated hereby, whether oral or written.



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         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized officers as of the day and year first above written.

                                      CAPSTEAD MORTGAGE CORPORATION


                                      By:  /s/ Andrew F. Jacobs
                                         --------------------------------------
                                      Name: Andrew F. Jacobs
                                      Title: Executive Vice President


                                      FORTRESS REGISTERED INVESTMENT TRUST


                                      By:  /s/ Randal A. Nardone
                                         --------------------------------------
                                      Name: Randal A. Nardone
                                      Title: Chief Operating Officer



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